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                                                                   EXHIBIT 10.13



Schedule to Employment Agreement between the Company and certain of its executive officers


Executive                     Position of Executive            Base Salary

George M. Dickens, Jr.        Regional Vice President           $180,000
Daniel Geller                 Regional Vice President            135,000
Carl A. Liliequist            Regional Vice President            147,500
Paul Lyle                     Regional Vice President            150,000
John G. Olson                 Regional Vice President            140,000